Exhibit 10.1

1st AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT

This 1ST AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT (this “1st Amendment”) dated as of the 19th day of November, 2015 by and between SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (“Seller”) having an address at 12627 San Jose Boulevard, Suite 203, Jacksonville, Florida 32223, and S.K. FUNDING, INC., a Florida corporation (“Buyer”) having an address at 630 Maplewood Drive, Suite 100, Jupiter FL, 33458.

RECITALS

A.           On April 29, 2015, Seller and Seven Kings Holdings, Inc., entered into that certain Loan Purchase and Sale Agreement for the purpose of Seven Kings participating in certain loans issues by Seller, as more specifically described therein (“Agreement”);

B.           On or about May 7, 2015, Seven Kings assigned its rights and interest in the Agreement to Buyer;

C.           Seller and Buyer wish to amend the Agreement only and specifically for the loans listed on Exhibit “A” of this Amendment, which is attached hereto and made a part hereof (the “1st Amendment Loans”).

ARTICLE 1

INCORPORATION OF RECITALS; DEFINITIONS

1.1           Incorporation of Recitals. The above recitals are incorporated herein by this reference as if they were set forth herein in their entirety.

1.2           Definitions. Unless otherwise stated in this Amendment, defined terms used in this Amendment have their meanings as defined in the Agreement.

ARTICLE 2

MODIFICATIONS

2.1           The following modifications shall be applicable to the 1st Amendment Loans, but shall have no applicability or affect on other loans participated in by the parties pursuant to the Agreement. Except as provided for herein, the Agreement shall apply to the 1st Amendment Loans. The following modifications to the Agreement shall apply to the 1st Amendment Loans:

(a)          The Buyer’s Investment Amount, as defined in Section 1.2 of the Agreement, will not be impacted by the 1st Amendment Loans.

(b)          The Buyer Loan Amount, as defined in Section 1.2 of the Agreement, shall be the amount listed next to each loan on Exhibit “A.”

(c)          The Buyer Loan Percentage, as defined in Section 1.2 of the Agreement, shall not be applicable to the 1st Amendment Loans.

(d)          The Interest Rate, as defined in Section 1.2 of the Agreement, shall be 9.5% calculated on a 365/366 day basis.

(e)          The Purchase Limit, as defined in Section 1.2 of the Agreement, shall not apply and this Amendment shall not affect the Purchase Limit as applied to other loans participated in by the parties pursuant to the terms of the Agreement.

(f)           Section 2.1(a) of the Agreement is modified, to the extent necessary, to provide that Buyer agrees to purchase from Seller the 1st Amendment Loans in the amount set forth on Exhibit “A.”

(g)          Section 2.2(a) of the Agreement is modified to provide that the Purchase Price shall be the amount listed on Exhibit “A.”

(h)          Section 2.4 of the Agreement shall not apply to the 1st Amendment Loans and there will be no Buyer Loan Funding on these loans after the initial Purchase Price is funded.

(i)          Section 2.5 of the Agreement is modified to provide that Buyer will not make Protective Advances.

(j)          Section 5.6(c) of the Agreement is deleted in its entirey for the purposes of this Amendment and replaced with the following provision: “From all collections of principal payments under the Loan, Buyer will receive all proceeds until the Buyer Loan Amount has been repaid, after which all proceeds will be paid to Seller.”

(k)         Section 5.7 of the Agreement is hereby deleted in its entirety for the purposes of this Amendment and replaced with the following provision: “Buyer Loan shall have priority over Seller Loan.”

(l)          In the event either of the 1st Amendment Loans are not paid in full within fourteen (14) months from Buyer funding of the Buyer Loan Amount, within ten (10) days of the end of such sixteen (16) month period, and within the same period each month thereafter either of the loans remain outstanding, Seller shall provide Buyer with a written update on the status and performance of such outstanding loans together with a recommendation on how to proceed with said loans. In the event either of the 1st Amendment Loans are not paid in full within eighteen (18) months from Buyer funding of the Buyer Loan Amount, at any time thereafter, and from time to time as either such loans remain outstanding, in the event Buyer disagrees with Seller’s recommendation not to call the loan or otherwise take no action, as applicable, Buyer may request a third party (which the parties agree shall be Kenneth Summers unless he is unable or unwilling to undertake such request in which case the parties shall mutually agree on said third party) conduct an independent review of such outstanding loans and direct the parties how to proceed with said loans, which decision shall be binding on the parties.

(m)         In the event either or both of the 1st Amendment Loans are not funded by December 31, 2015, Buyer shall have the right, in its sole discretion, to not fund such remaining loan or loans under this Amendment and upon such decision by Buyer this Amendment shall have no further force and effect except to the extent of any such 1st Amendment Loan already funded hereunder and outstanding.

ARTICLE 3

GENERAL

3.1           Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect. Except for the 1st Amendment Loans, no term or provision of this Amendment shall apply to any other loan participated in by the parties under the Agreement. No variation, modification or amendment to this Amendment shall be deemed valid or effective unless and until it is signed by the parties hereto. This Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

SHEPHERD’S FINANCE, LLC,
a Delaware limited liability company

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Executive Officer

BUYER:

S.K. FUNDING, INC., a Florida corporation

By:	/s/ Raymond E. Graziotto
Name:	Raymond E. Graziotto
Title:	President

EXHIBIT A

1ST Amendment Loans

Borrower	Lot	Buyer Loan Amount/Purchase Price

Eclipse Partners, LLC	Parcel A Lido Beach Division A Plat 2	$1,000,000
	165 Whittier Dr., Sarasota, FL 34236

Eclipse Partners, LLC	Parcel B Lido Beach Division A Plat 2	$1,000,000
	171 Whittier Dr., Sarasota, FL 34236